EXHIBIT 10.9

SIXTH AMENDMENT

TO

THIRD AMENDED AND RESTATED LOAN AGREEMENT

This Sixth Amendment to Third Amended and Restated Loan Agreement (the “Sixth Amendment”) is dated March 26, 2004 and is made by and among Whitney National Bank (“Lender”), Conrad Shipyard, L.L.C. (“Borrower”), Orange Shipbuilding Company, Inc. (“Orange”) and Conrad Industries, Inc. (“Conrad”).

WHEREAS, the parties wish to amend that certain Third Amended and Restated Loan Agreement by and among Lender, Borrower, Orange and Conrad, dated July 18, 2002, as amended by the First Amendment to the Third Amended and Restated Loan Agreement, dated March 21, 2003, the Second Amendment to Third Amended and Restated Loan Agreement, dated as of May 9, 2003, the Third Amendment to Third Amended and Restated Loan Agreement, dated July 11, 2003, the Fourth Amendment to Third Amended and Restated Loan Agreement, dated November 10, 2003 and the Fifth Amendment to Third Amended and Restated Loan Agreement, dated February 13, 2004 (collectively the “Loan Agreement”) as set forth below.

NOW THEREFORE, the parties hereby agree as follows:

1. As used herein, capitalized terms not defined herein shall have the meanings attributed to them in the Loan Agreement.

2. The Loan Agreement is hereby amended by either adding or amending and restating, as applicable, the following definitions in Section 1.01:

“Collateral Documents” shall have the meaning as provided in Section 3.01.

“Default” shall mean the occurrence of any of the events specified in Section 8.01 hereof.

“Governmental Requirements” shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree issued by the applicable Governmental Authority.

“$10,000,000 Line of Credit Period” shall mean the period commencing on March 26, 2004 and ending on May 31, 2005.

3. Section 2.02(a) of the Loan Agreement is hereby amended and restated as follows:

Section 2.02. (a) Term Loan. On December 31, 2001, Lender made a term loan to Borrower in the principal sum of Nine Million, Seven Thousand and No/100 ($9,007,000.00) Dollars (the “Term Loan”), which as of March 26, 2004 has a principal balance of Six Million Two Hundred Twenty-five Thousand and No/100 ($6,225,000.00). Lender has agreed to extend the Term Loan which is now evidenced by a promissory note, dated March 26, 2004, payable to the order of Lender in the amount of $6,225,000.00, with interest to accrue at the Libor Rate or Base Rate in accordance with Section 2.03 (the “Term Note”). The Term Loan is payable in 37 monthly payments of principal each in the amount of $107,000.00, plus accrued interest with a final payment of all unpaid principal and interest then due and payable on May 31, 2007. The first installment of principal and interest on the Term Loan is payable on April 30, 2004 with the succeeding installments payable on the last day of each month until the Term Loan has been paid in full. Borrower hereby acknowledges that the terms of the Term Note evidencing the Term Loan shall be governed by this Agreement and that the reference to the Loan Agreement in the Term Note shall be this Agreement.

4. Section 2.02(b) of the Loan Agreement is hereby amended and restated as follows:

Section 2.02 (b) $10,000,000 Line of Credit. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, Lender agrees to make Advances to Borrower periodically during the $10,000,000 Line of Credit Period in an aggregate principal amount outstanding not to exceed the sum of Ten Million and No/100 ($10,000,000.00) Dollars (the “$10,000,000 Line of Credit”). On May 31, 2005, Lender’s obligations to make any Advance on the $10,000,000 Line of Credit shall cease. The $10,000,000 Line of Credit is evidenced by a promissory note executed by the Borrower, dated March 26, 2004, in the principal sum of $10,000,000.00 (the “$10,000,000 Line of Credit Note”), payable to the order of the Lender on May 31, 2005. During the $10,000,000 Line of Credit Period, the Advances shall accrue interest at Libor Rate or Base Rate in accordance with Section 2.03 and shall be payable interest only monthly in arrears on the last day of each month, beginning the first month after the initial Advance, and continuing on the last day of each succeeding month, with the unpaid balance of principal and accrued interest due on May 31, 2005.

5. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms and conditions of the Loan Agreement remain unaffected.

6. Borrower, Orange and Conrad acknowledge and agree that this Sixth Amendment shall not constitute a waiver of any Default(s) under the Loan Agreement or any documents executed in connection therewith, all of Lender’s rights and remedies being preserved and maintained. Borrowers, Orange and Conrad hereby represent and warrant to Lender that no Default has occurred under the Loan Agreement and there has not occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, a Default under the Loan Agreement. Borrower, Orange and Conrad further acknowledge that the Collateral Documents and the continuing guaranties of Orange and Conrad remain in full force and effect and that the Collateral Documents and the continuing guaranties of Orange and Conrad continue to secure the payment and performance of the Obligations, as hereby amended, in accordance with their terms.

7. This Sixth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed.

WHITNEY NATIONAL BANK		BORROWER: CONRAD SHIPYARD, L.L.C.

By:	/S/ EDGAR W. SANTA CRUZ, III	By:	/S/ LEWIS J. DERBES, JR.

	Edgar W. Santa Cruz, III Its: Vice President		Lewis J. Derbes, Jr. Its: Treasurer/Secretary and Manager

GUARANTORS: ORANGE SHIPBUILDING COMPANY, INC.

		By:	/S/ LEWIS J. DERBES, JR.

Lewis J. Derbes, Jr. Its: Secretary and Treasurer

CONRAD INDUSTRIES, INC.

		By:	/S/ LEWIS J. DERBES, JR.

Lewis J. Derbes, Jr. Its: Vice President and Chief Financial Officer